ANNUAL PURCHASE AGREEMENT
                               FOR THE PURCHASE OF

                             PERFORMANCE CONTROLLERS

                             ("Purchase Agreement")

1.      DATE AND TERM

        This Purchase Agreement is made December 1, 1998, and shall apply to orders made according to this Purchase Agreement, from December 1, 1998 and shall continue valid until December 1, 2000.

2.      PARTIES

        (a)    Montgomery KONE Inc.,               (the Purchaser)

               One Montgomery Court
               Moline, Illinois, 61265 U.S.A.      (the Purchaser's primary place of business)

        (b)    Performance Control, L.L.C.,        (the Supplier)

               4220 Varsity Drive, Suite E
               Ann Arbor, Michigan 48108           (the Supplier's primary place of business)

        Orders applicable to this Purchase Agreement may be made directly by the Purchaser or any of the companies listed in Appendix 7 ("Participating Units"), or subsequently added to the list by the Parties. Any Participating Unit shall establish its own ordering procedures with the Supplier.

        The Participating Unit and the Supplier shall always communicate directly regarding any specific Order.

3.      APPLICABLE TERMS

        The General Terms and Conditions of Purchase, attached as Appendix 5 ("GTC"), shall apply and the application of any other general terms and conditions is specifically excluded.

Annual Purchase Agreement     Date:  December 1, 1998       Page 1 of 5

13.     CONTRACT DOCUMENTS

        In the event of any conflict between the provisions of this document and any Appendix to this Purchase Agreement listed below, or between any two Appendices, this document shall govern and the Appendices shall be interpreted in their numbered order.

        Appendix 1    Specification - NEMA 1       Dated  October 1, 1998
                      Specification - NEMA 12      Dated  October 1, 1998

        Appendix 2    Technical Specification
                      - "The Performance Control User's Guide"                      Dated 1998
                      - Wall Bracket mounting Instructions for Escalators        Dated 10/1/98
                      - Floor/Wall Bracket Mounting Instructions for Escalators  Dated 10/1/98
                      - Field Installation of Remote L.E.D. Indicator Light Kit  Dated 10/1/98
                      - Three Circuits to Guarantee Adequate Voltage to Motor
                           During Regenerative Power Mode                        Dated 10/1/98
                      - Drawing Numbers:     - 3134E01                           Dated 1/14/98
                                             -       DET 00, 10, 20, 30, 40, 50,
                                                     60, 70, 80, 90, 100 All
                                                     Dated 1/14/98
                                             - 05251N50.00                       Dated 7/16/98
                                             - 05251N57.00                       Dated 7/16/98
                                             - 05251N58.00                       Dated 7/16/98
                                             - 05251N59.00                       Dated 7/16/98

        Appendix 3    Testing
                      - Testing Procedures for Three Phase                       Dated 11/1/97
                      - Cold Test Procedures for Performance Controller          Dated 10/1/98
                      - Final Test Procedure for Performance Controller          Dated 10/1/98

        Appendix 4    Performance Bond - Not Required

        Appendix 5    General Terms and Conditions of the Purchase
                                                     Dated:  April 1, 1998    Pages:  12

        Appendix 6    Price List

        Appendix 7    Participating Units

        Appendix 8    Example of Purchase Order Form

        Appendix 9    Warranty

        Appendix 10   Special Conditions


14      PARTIES REPRESENTATIVES (GTC 7.2)

        For the Purchaser:         David J. Wells, Purchasing Manager, Branch Support

        For the Supplier:          Stephen L. Schulman, Managing Director

Annual Purchase Agreement     Date:  December 1, 1998       Page 4 of 5

15.     OTHER PROVISIONS

        The following additional clauses to the General Terms and Conditions may apply, as directed by the Purchase Order.

        [      Buy America Act (41 U.S.C. 10)                           ]
        [      U.S. Steel Act                                           ]
        [      Federal Acquisition Regulations                          ]
        [      Minority Business Utilization (MBE/WBE/DBE)              ]
        [      Special requirements per State and Local jurisdictions.  ]


Except as modified herein, the Purchase Agreement between the parties is hereby ratified, approved and confirmed.

An instrument in writing, signed by the parties hereto, as amended, may only further amend this Purchase Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Annual Purchase Agreement as of the day and year first above written. The parties have executed this Purchase Agreement in two identical copies, one for each party.


SIGNED: "SUPPLIER"                      SIGNED: "PURCHASER"
PERFORMANCE CONTROL, L.L.C.             MONTGOMERY KONE INC.
a Michigan limited liability company    a corporation


/s/ Stephen L. Shulman                      /s/ David J. Wells
Stephen L. Shulman                          David J. Wells
Managing Member                             Purchasing Manager, Branch Support

DATE: December 7, 1998                      DATE: 12/9/98


WITNESSES:

/s/ [illegible signature]                   /s/ Sandra L. Young


/s/ [illegible signature]                   /s/ James A. Robinson


Annual Purchase Agreement     Date:  December 1, 1998       Page 5 of 5

APPENDIX 5:  GENERAL TERMS AND CONDITIONS OF PURCHASE ("GTC")

1          Definitions

           The following capitalized terms shall have the meanings assigned to them, unless a different definition is assigned to them in the Purchase Agreement:

           "Delivery"

                            Completion of the delivery of the Equipment, including successful completion of the specified inspections and tests to insure the equipment meets the requirements set forth in the Purchase Agreement for the quality and workmanship of the equipment.

           "Equipment"

                            The materials, equipment and all necessary documentation to be delivered to the Purchaser by the Supplier, including any specified services to be performed in connection with the Delivery, such as installation and testing of the Equipment. (GTC 3.1)

           "Supplier"

                            "Seller" as referenced on the individual Montgomery KONE Inc. Purchase Orders is same as "Supplier".

           "Purchaser"

                            "Buyer" as, referenced on the individual Montgomery KONE Purchase Orders is same as "Purchaser".

           "Purchase Agreement"

                            Contract for the purchase of (goods or services) by KONE Corporation, including its subsidiaries.

           "End  User"

                            Legal  entity   responsible   for  the  use  of  the
                            installed   product   furnished   by  KONE  and  its
                            subsidiaries.

           "Project Destination"

                            Installed location of the product furnished by KONE and its subsidiaries.

           "Participating Units"

                            Business unit (including international subsidiaries) within KONE Corporation which participates in the purchase of goods or services covered by the Purchase Agreement.

2          PAYMENT

           2.1       Payment Terms

           Unless otherwise agreed to in Article 7 of the Annual Purchase Agreement, payment shall be made within 40 days after delivery of material and receipt of invoice, (original and one copy), with prices and extended. Supplier shall render separate invoices for each and every shipment. Supplier shall render a monthly statement no later than the 5th of the month following shipment of goods. Under no circumstances shall Purchaser pay any late, interest, carrying or other charges with respect to any amounts invoiced to Purchaser for goods ordered under the Purchase Agreement.

3          EQUIPMENT

           3.1       Scope of Delivery

           The Equipment shall be completed to meet the Specification attached to the Purchase Agreement ("Specification") and shall be delivered to the Purchaser within the period allowed for the Delivery. The Equipment shall be deemed to include any equipment and services which are necessary for the Delivery and the intended use of the Equipment, regardless of whether or not it is specifically identified in the specification.

           Individual deliveries may be changed by Purchaser from time to time to correspond with the progress of the projects for which goods are ordered hereunder. Purchaser may change the Delivery date to any date upon (i) thirty days notice for those portions of this order with a Delivery date of six months or less from date of the order. If no Delivery date is shown, Purchaser shall fix a Delivery date by giving Supplier (i) thirty days notice for deliveries required within the six-month period following said notice, and (ii) sixty days notice for deliveries required beyond the six-month period following such notice.

           In accordance with Purchase Order, Supplier shall give Purchaser 24 hours notice of all shipments.

           3.2       Modifications

           No change or modification of the Purchase Agreement or General Terms and Conditions shall be made without Purchaser's and Supplier's specific written consent.

           The Purchaser shall have the right to request the Supplier to modify the Specification at any time. Any adjustment to the Purchase Price and to the Delivery Time caused by the modification shall be agreed to via a written change order. The rights and obligations of the parties under the Purchase Agreement shall extend to all modifications.

           3.3       Documentation

           The Supplier shall provide the Purchaser with documentation concerning Equipment in accordance with the Purchase Agreement. Upon a reasonable request by the Purchaser, the Supplier shall deliver additional instructions and documentation to enable the orderly use, installation and servicing of the Equipment.

           The Purchaser shall have the right to use all documentation that has been placed at his disposal, for any authorized purpose and to place such documents at the disposal of authorities, the End User, or any other third party, as necessary in such connection.

           Supplier shall accept individual Purchase Orders and agree to the terms hereof (i) signing and returning the Acknowledgment Copy of the Purchase Order hereof, or (ii) furnishing Purchaser with any other writing indicating its acceptance, or (iii) performance by Supplier in accordance with the Purchase Order. However, the receipt from Supplier of any acceptance or any document purporting to be an acceptance of the Purchase Order, or receipt of goods shipped or work performed under the Purchase Order or payment therefore, does not constitute an assent by Purchaser to any terms, which are different from or additional to the instructions, Terms and Conditions on the Face and Reverse Side of the Purchase Order, unless expressly assented to in writing by Purchaser. The Purchase Order is revocable at any time prior to acceptance. Without limiting the foregoing, Purchaser's receipt of any invoice from Supplier, before or after Supplier's delivery of goods described herein, shall not obligate Buyer to any terms in such invoice which differ from or are in addition to the terms contained herein.

           3.4       Inspections and quality control

           Both the Purchaser and the End User shall be allowed free access to the facilities of the Supplier at all reasonable times for the purpose of inspecting, expediting, or testing the Equipment and the quality thereof and witnessing tests which may have been agreed upon. The costs of carrying out of any tests and inspections shall be borne by the Supplier. The cost of attending shall be borne by the attending party.

           In addition, if any goods furnished by Supplier shall fail to satisfy the requirements of the specifications, or shall prove to be defective in any respect, Purchaser may, at its option, upon notice to Supplier, (i) require Supplier to promptly correct or replace the same at Supplier's expense; (ii) correct or replace or arrange to correct or replace the same, for which Supplier shall reimburse Purchaser immediately upon demand; or (iii) cancel all or any portion of this order. If Purchaser elects to cancel, Purchaser shall hold any goods in its possession affected by the cancellation at Supplier's risk, to be disposed of in accordance with applicable law, and Supplier shall refund any payments made on account of the canceled goods. Furthermore, in the event any goods furnished by Supplier are or become defective in any respect whatsoever or if Supplier breaches any of its warranties or obligations hereunder, Supplier agrees to indemnify and hold harmless Purchaser from any or all loss, liability, cost or expense (including court costs and reasonable attorney's fees and expense) by reason of any injury or damage, whether direct or indirect, consequential, incidental or otherwise, including all claims of such injury or damage to persons or property, caused by, relating to or arising from such defect or breach.

           No approval of the Supplier's technical documents or drawings, inspection, testing of the Equipment, or supervision of design work or manufacturing, whether by the Purchaser or the End User, shall be construed as implying any limitation on the obligations and liabilities of the Supplier.

           3.5       Safety

           The Equipment shall include all specified safety devices and the Supplier shall ensure that they fully satisfy the requirements of any applicable safety regulations and standards. If any additional safety devices are required, due to a non-compliance with any regulations and standards, they shall be install at the cost of the Supplier.

           Whenever any work is performed at any facility of the Purchaser, the Supplier shall comply with all applicable safety regulations of the Purchaser and shall follow any other instructions given by the Purchaser concerning the safety.

           3.6       Compliance with other laws and regulations

           The Supplier shall also ensure that the Equipment fully complies with any other applicable laws and regulations in the end use location for the installed equipment.

           3.7       Change in Laws

           If any modification of the Specification is necessary due to an unanticipated change in laws after the signing of the Purchase Agreement, the Supplier shall request a modification to be made in accordance with Article 3.2.

4          DELIVERY

           4.1       Shipping, Packing, Marking, & Storage

           All shipments are to be made as directed on the front page of the individual Purchase Order. Notices must be sent to consignee. A NOTICE must be sent to Consignee covering carload and truckload shipments within 24 hours of the material being forwarded, giving number of order, kind of material, shipper's name, car number and initials and routing. Enclose shipping memorandum in each package or tack same inside each car door. For less than carload and truckload shipments, indicate order numbers on all material or packages and packing slips and Bills of Lading, in space provided on the blanks of the various railroad, truck and express companies. IMMEDIATELY upon shipping, mail the Purchaser two (2) copies of tally and shipping memorandum.

           The Equipment shall be packed in a manner which is appropriate with regard to the means of transport to be used and the nature of the Equipment and in accordance with any instructions given in the Specification as to the manner, size, weight, etc. of the packing.

           The Equipment shall be clearly marked by the Supplier and carry information concerning the identity of the recipient and the name of the place of destination together with any specific instructions necessary for handling and storage.

           4.2       Early Delivery

           No Equipment should be delivered or performed prior to the time agreed in the Purchase Agreement as the earliest time for delivery without the prior written consent of the Purchaser.

           4.3       Hold on Delivery

           Purchaser may direct Supplier, from time to time, to hold and store all or any part of the goods to be delivered hereunder and to await further delivery instructions from Purchaser. In the event Supplier holds and stores all or a substantial part of any completed order for longer than (180) one hundred eighty days, Purchaser will pay Supplier a storage fee at a rate comparable to that charged by warehouseman for storing similar size and type goods on similar premises, for the time the goods are stored after the initial one hundred eighty days until Purchaser releases equipment for delivery.

           4.4       Delay by the Supplier

           If Supplier shall fail or refuse to proceed with this order, or if Supplier shall fail to make delivery of all items within the specified times agreed upon in the Purchase Agreement or on the Purchase Order, Purchaser shall have the right to cancel all or any part of this order. Time is of the essence to this contract. The Supplier agrees that if the goods ordered are not delivered at the time and in accordance with purchaser's instructions, and purchaser pays or incurs any damages, penalty or other charge for a late delivery or performance under the terms of the aforesaid contract(s) on account of supplier's late delivery, supplier shall immediately indemnify and hold harmless purchaser therefore.

           4.5       Quantity

           The specific quantity ordered on each individual Purchase Order must be delivered in full. Delivery of any unauthorized quantity is subject to Purchaser's rejection, and such goods shall be held at Supplier's risk. Purchaser may return such goods at Supplier's risk, and all transportation charges to and from the original destination shall be paid by Seller.

           4.6       Transfer of Title

           The title to all Equipment or parts thereof shall be transferred to the Purchaser when the relevant parts have been obtained, or otherwise identified and separated, by the Supplier, as parts to be used for the purposes of the Purchase Agreement.

           4.7       Transfer of Risk

           The Supplier shall bear the risk of loss of the Equipment until the Delivery of equipment is complete and written acceptance by Purchaser, upon which the risk of loss shall be transferred from the Supplier to the Purchaser.

           4.8       Right to Withhold

           The Purchaser may deduct any amount owed by the Supplier from any payment of the Purchase Price. The Purchaser shall pay the undisputed amounts payable pursuant to the Purchase Agreement, however, disputed amounts being payable only after the final settlement of such disputes.

           4.9       Waiver

           No waiver by Purchaser of any breach of any provision of the order shall constitute a waiver of any other breach or provision. No act, conduct or failure to act of Purchaser shall, constitute a waiver of any provision contained herein unless such waiver is in Writing, executed by Purchaser and delivered to Supplier.

5          OTHER RESPONSIBILITIES OF THE SUPPLIER

           5.1       Insurance

           Supplier shall at all times and at Supplier's cost, maintain a Comprehensive General Liability Policy including bodily injury and, property damage coverage and containing a Broad Form Contractual Liability Endorsement which specifically cover the indemnity under paragraph 7.2 and the obligation Supplier has accepted hereunder. This Comprehensive General Liability Policy shall be specifically endorsed to name Purchaser as an additional insured.

           5.2       Supply of Spare Parts

           The Supplier guarantees the availability of spare parts for the Equipment for at least ten (10) years after Delivery of the Equipment.

           5.3       Special Tools

           No charge shall be made for patterns, pattern equipment, jigs, dies and fixtures or special apparatus used in the manufacture of the Equipment provided by the Supplier.

           5.4       Liability for Defects

           The Supplier guarantees that the Equipment complies in every respect with the requirements of the Purchase Agreement and that they are free from any defect in design, materials, or workmanship. Any non-compliance appearing during the period to time specified in the Purchase Agreement as the period starting from the Delivery of Equipment during which the Supplier shall be liable for any defects in the Equipment ("Guarantee Period"), shall be corrected by the Supplier without delay and without any additional cost to the Purchaser or the End User.

           If any repair under the guarantee obligation is made subsequent to the End User having put the Equipment in service, the guarantee period in respect of the affected Equipment shall be renewed starting from the date when the repair work was approved by the End User.

           Should the Supplier refuse, or fail, to fulfill his guarantee obligation to the Purchaser's, or End User's, satisfaction, within a reasonable period of time, the Purchaser shall be entitled to have repair or replacement carried out at the Supplier's expense. The same right shall accrue to the Purchaser, if in case of urgency the Purchaser finds it inappropriate to wait for the Supplier to carry out the work.

           The Purchaser shall request the consent of the Supplier before carrying out the repair or replacement work, if time permits. If such work has been carried out without the consent of the Supplier, the Supplier will be given opportunity to inspect the repaired or replaced products to evidence the applicability of the Supplier's guarantee liability to such work.

           The guarantee obligation for the Supplier shall not extend to defects
           proved  to  having  been  directly   caused  by  wrong  or  negligent
           operation, overloading or inadequate maintenance.

6          BONDS

           The performance bond, if required from the Supplier, shall be issued by any acceptable surety in any agreed from, for the value set in the Purchase Agreement or Purchase Order to secure the performance of the obligations of the Supplier. The Performance Bond shall be valid until the end of the Guarantee Period.

7.         LIABILITIES OF THE SUPPLIER

           7.1       Liability for Damages

           As the Purchaser's international operations demand promptness and reliability, it is understood that the Supplier appreciates and accepts the fact that he shall fulfill all of his obligations with particular care and that even a minor breach may cause considerable damage to the End User. The Supplier shall particularly undertake to fulfill his obligations in respect of the timeliness and quality of the Equipment. Any direct costs incurred by the Purchaser due to any breach shall be compensated for in full by the Supplier.

           If Supplier fails or neglects to perform, keep and observe any term, provision, warranty or condition contained in the Purchase Agreement, Purchaser shall have, in addition to any other rights and remedies contained herein or in any other agreements between the parties, all the rights of an aggrieved Purchaser under the Uniform Commercial Code of Illinois or other applicable law, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. Purchaser may, upon written notice to Supplier, set off and deduct all or any part of (i) any obligations owing to Purchaser by Supplier hereunder, and/or (ii) any damages sustained by Purchaser resulting from any breach of this agreement by Supplier against any part of the price due under any and all agreements now or hereafter in effect between the parties.

           7.2       Indemnification and Hold Harmless

           The Supplier shall defend, indemnify and hold harmless the Purchaser and the End User against losses and claims for injuries or damage to any person or property which may arise out of or in consequence of the performance of any Purchase Agreement or Purchase Order by the Supplier and against all claims, demands, proceedings, damages, costs, charges, and expenses in respect thereof or in relation thereto. Provided that the Supplier's liability to indemnify and hold harmless the Purchaser as aforesaid shall be reduced proportionately to the extent that the act or neglect of the Purchaser, his servants, or agents may have contributed to the said loss, injury, or damage.

           7.3       Patents

           Supplier warrants that the goods furnished under this order do not infringe any patent rights. Supplier shall indemnify and hold harmless Purchaser, its affiliates and their customers from losses, expenses (including attorneys' fees), claims or liability of any nature arising out of the infringement or alleged infringement of any patent on account of the manufacture, sale or use of any goods furnished hereunder except where compliance by Supplier with specifications prescribed by and originating with Purchaser constitutes the sole basis of infringement or alleged infringement. Supplier, at its expense, agrees to defend any suit brought or claim asserted against Purchaser, its affiliates and their customers on account of any such infringement or alleged infringement upon being notified in writing thereof by Purchaser. If the use of such goods in enjoined, Supplier shall at its expense make every reasonable effort to obtain for Purchaser, its affiliates and their customers, a License to continue to use such goods. If after a reasonable time Supplier is unable or fails to obtain such license, Supplier shall, at its expense, either replace such goods with equivalent non-infringing goods or modify such goods in a manner acceptable to Purchaser so that they become equivalent, non-infringing goods. If Supplier fails or is unable to do any of the above, Supplier shall refund to Purchaser the money or other consideration paid therefor.

           7.4       Confidentiality

           All drawings and technical documents submitted by the Purchaser to the Supplier prior or subsequent to the Purchase Agreement, shall remain the exclusive property of the Purchaser. They may not, without the Purchaser's express written consent, be utilized by the Supplier or copied, reproduced, transmitted, or communicated to a third party.

           The Supplier shall, at the Purchaser's request, immediately return any copies of the drawings or technical documents held by him at the end of the Guarantee Period.

           The Supplier shall ensure that no information regarding the Purchase Agreement is brought to the knowledge of any third party without obtaining prior consent thereto from the Purchaser.

8          MISCELLANEOUS

           8.1       Notices

           Notices shall be deemed to have been validly given if delivered personally in writing, telexed, sent by registered air mail, or telefaxed, followed by a letter copy, to the addresses set forth in the Purchase Agreement or to any other address of which the Parties hereto may have informed to the other Party. A notice or document sent by registered air mail shall be deemed to have been received on the 14th day after mailing.

           8.2       The Representatives of the Parties

           All communication between the parties shall be affected through the representatives named in the Purchase Agreement or their substitutes as notified from time to time by either party to the other party. However, all communication concerning any specific Order or Participating Unit shall be affected directly between the Participating Unit and the authorized representative of the Supplier.

           8.3       Amendments

           Amendments to the Purchase Agreement shall only be made in writing with specific reference to the Purchase Agreement and therefore any waiver given by either party to the other in any one instance shall not be deemed an amendment of the Purchase Agreement.

           8.4       Entire Agreement

           The Purchase Agreement and the documents listed in the Purchase Agreement shall constitute the entire agreement between the parties and it shall precede any other document exchanged between the parties before the date of the Purchase Agreement. No document shall be deemed to be included in the Purchase Agreement without a specific reference.

           8.5       Assignment and Subcontracting

           The Supplier may not transfer or assign the Purchase Agreement or any part of it without the prior written consent of the Purchaser. The Purchaser may freely assign the Purchase Agreement or any part thereof to any company affiliated with the Purchaser by giving advance notice thereof to the Supplier.

           If the Supplier wishes to employ subcontractors, the written consent of the Purchaser must be obtained before the subcontracting work is ordered.

           8.6       Termination

           In addition to any other rights of termination specified in the Purchase Agreement, the Purchaser has a right to terminate the Purchase Agreement in the event that the Supplier is in serious breach of his obligations under the Purchase Agreement and has failed to remedy such breach within thirty (30) days of a written demand thereof by the Purchaser. The Equipment failing to meet the specified time and quality requirements shall always be considered a serious breach of the obligations of the Supplier.

           Purchaser may cancel all or any part of this order at any time without notice of any kind, after acceptance and before complete delivery is made, upon the happening of any of the following: insolvency of the Supplier, however induced; the application by Supplier for the appointment of receiver, trustee or custodian for Supplier or any part of its assets; the execution by Supplier of an assignment for the benefit of creditors; Supplier becomes insolvent or fails generally to pay its debts as such debts become due.

           8.7       Excuse of Performance:  Cost of Performance

           The terms and provisions of Section 2-615 of the Uniform Commercial Code notwithstanding, the occurrence or existence of the following events and circumstances shall not excuse Supplier from the performance of any of its obligations hereunder: (i) any adverse change in the cost or availability of raw materials, supplies or work in process from the date of this order to the Date Required; (ii) fires, floods, explosions, accidents or breakdowns; (iii) riots, strikes, slowdowns or other concerted acts of workmen, whether direct or indirect; and (iv) any other cause similar to any of the foregoing. Under no circumstances shall Purchaser pay or be liable to Supplier for a price in excess of the price determined in accordance with Appendix 6 (Price List) of the Purchase Agreement hereof due to an increase in Supplier's cost of performance between the date of this order and the time of Supplier's performance thereof unless the Project Designation space on the front page of the Purchase Order is completed and the general contractor(s) or owner(s,) of said Project(s) agree(s) to pay such increase.

           8.8       Force Majeure

           The following circumstances shall constitute an event of Force Majeure, provided they arise subsequently to the entering into the Purchase Agreement and could not reasonably have been anticipated by the Supplier at the time: war, mobilization, civil commotion, revolt or riot, government intervention, official strike, and acts of God.

           The Supplier may not invoke any events of Force Majeure unless he can prove that

           (a) he has taken all reasonable steps to limit the effects and to make good the time lost, during and after the event of Force Majeure,

           (b) he has, when the circumstances he wishes to invoke as events of force majeure have become known to him, within three (3) days given written notice to the Purchaser of the nature and anticipated consequences of the Force Majeure.

           Under no circumstances can a period longer than seven (7) days prior to the written notice be taken into account as an event of Force Majeure, whether known to the Supplier or not.

           8.9       Applicable Law

           APPLICABLE LAWS: SEVERABILITY. Supplier shall comply with the provisions of the Fair Labor Standards Act of 1938, as amended, the Occupational Safety and Health Act of 1970, and all other applicable Federal, state and local laws, regulations, rules and ordinances. This agreement shall be interpreted under the parties' rights and remedies governed by the Uniform Commercial Code of Illinois.
           Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

           8.10      Settlement of Disputes

           Solutions to any disputes arising in connection with the Purchase Agreement shall be negotiated in good faith between the parties. If a solution cannot be found in mutual negotiations, the disputes shall be finally settled under the rules of American Arbitration Association.

           In addition, either party has a right to submit any dispute, or seek enforcement of any provision of the Purchase Agreement in the local court of the other party at his discretion, shall take precedence over any arbitration proceedings and decision of the court shall be final and binding to the parties.

           8.11      Buy American Act

           If required by the conditions stated in the Purchase Agreement, Supplier must comply with provisions of the Buy American Act (41 U.S.C. 10) including, but not limited to, Federal Acquisition Regulations 52.225-1, 52.225-3, 52.225-5, as applicable per project specification requirements.

APPENDIX 7:  PARTICIPATING UNITS


1)         Montgomery KONE Inc.,
           Elevator Division, McKinney, Texas

                     ....................  Mickey Meyers, Purchasing Manager
                                                            ....................  Phone:  972-547-1240



2)         Montgomery KONE Inc.
           Escalator Division, Moline, Illinois
                     ....................  Lynden Jensen, Materials Manager

                                                            ....................  Phone:  309-949-1102



3)         Montgomery KONE Inc.
           MAC Spares Center, Moline, Illinois
                     ....................  Charles Bailey, Purchasing Manager
                                                            ....................  Phone:  309-743-5463



4)         FHE Services, Inc./C.E. Elevators Corp., Long Island City, NY
                   ....................  Neil Mullane, President
                                                            ....................  Phone:  718-361-7200



5)         Montgomery KONE Inc., Modernization Support Team, Moline, IL
                   ....................  Brad Fleming, Manager, Modernization Support Team
                                                            ....................  Phone:  309-743-5655



6)         Montgomery KONE Inc. Branch Locations
                   ....................  Branch Managers



7)         Montgomery KONE Elevator Co. Limited, Canadian Branch Locations
                   ....................  Thomas Ronnholm, President, General Manager & CEO
                                                            ....................  Phone:  416-252-6151



APPENDIX 9:                    WARRANTY


           9.1 Supplier warrants to Purchaser that any product provided by Supplier hereunder be free from defects in material and/or workmanship under normal use and operation during the warranty period stated herein. In any product provided hereunder proves to be defective in material and/or workmanship with in eighteen (18) months from date of delivery, provided conditions of operation have been normal at all times, and that the product has not been subjected to abnormal stresses, such caused as incorrect primary voltage and frequency or improper ventilation, Supplier will correct such defect at Supplier's own expense by repairing or replacing the defective product.

           9.2 Claims for defective product shall be subject to verification by an authorized employee of the Supplier.

           9.3 Any replacement or repaired product furnished under this Warranty shall be warranted by Supplier for a new warranty period and under the same warranty conditions as applicable to the original product, unless only a components was replaced.

           9.4 The foregoing Warranty does not apply to experimental, prototype or developmental products.

           9.5 Supplier shall pay transportation charges for controllers returned to Supplier and delivered to Purchaser only if Supplier is responsible under the terms of this Warranty. Purchaser shall notify supplier, in writing, of any intention to return an alleged defective product. Purchaser shall give such advance notification to allow Purchaser to arrange for shipment, should Supplier so desire.

           9.6 Other than the Warranty contained herein and in 5.4 of Appendix 5
           (GTC), Supplier disclaims that any other warranty has been given to Purchaser, whether express or implied.

APPENDIX 10:         SPECIAL CONDITIONS

           The following modifications are made herein to Appendix, 5: General Terms and Conditions of Purchase ("GTC").

           10.1      Section 3.3 is modified by adding the following language:

                               "Notwithstanding anything to the contrary contained herein, no term and condition of any individual Purchase Order shall modify any term and/or condition applicable to Supplier under the Purchase Agreement, including by way of illustration and not limitation the scope of Supplier's obligations for delivery or the Purchase Prices for the Equipment. In the event of any conflict between an individual Purchase Order and the Purchase agreement, as amended herein, the amended Purchase Agreement shall control."

           10.2      Section 3.6 is amended to read as follows:

                               "The Supplier shall also ensure that the Equipment fully complies with any other applicable laws and regulations of an end use location in the United States of America and Canada for the installed equipment."

           10.3 Section 5.4 is hereby modified by amending the last sentence thereof to read as follows:

                               "The guarantee obligation for the Supplier shall not extend to defects proven to have been directly caused by wrong or negligent installation, operation, overloading or inadequate maintenance."

           10.4      Section 7.4 is amended to read as follows:

                               "All drawings and technical documents submitted by either the Purchaser to the Supplier or the Supplier to the Purchaser (hereinafter "Submitting Party") shall remain the exclusive property of the Submitting Party. they may not, without the Submitting Party's express written consent, be utilized by the other party, or copied, reproduced, transmitted or communicated to a third party.

                               The other party shall, at the Submitting Party's request, immediately return any copies of the drawings or technical documents held by it at the end of the Guarantee Period. Both parties shall ensure that no information regarding the Purchase Agreement is brought to the knowledge of any third party without prior consent thereto from the other party."

           10.5       The  following  language  shall be added as  Section  8.12
                      Logos:

                               "Purchaser shall provide Supplier with silk screen of Purchaser's logo for cover of controller. Supplier will provide, at no cost to Purchaser, covers on the Performance Controller with Purchaser's logo in lieu of Supplier's standard cover and logo."